Exhibit 99.1

Telestone Technologies Corporation Receives First Contract from Vinaphone of Vietnam

New York, New York, October 17, 2006 (MARKET WIRE via COMTEX) - Telestone Technologies Corporation (NASDAQ:TSTC), a leading provider of wireless communication coverage solutions primarily in China announced their first contract with Vinaphone of Vietnam. This project required custom engineering for the largest mobile carrier in Vietnam, Vinaphone. Telestone has been approved to be a qualified provider for Vinaphone.

“Even though our initial contract with Vinaphone was small in dollar amount, the actual award made up for it with recognition of our technology. Wireless network of Vietnam is under the initial stage building and both indoor and outdoor wireless coverage is expected to improve. This successful bidding indicates that both products and technologies of Telestone Technologies Corporation has been fully recognized and we believe this bidding becomes a strong foundation in winning selected future business in the untapped Vietnam telecommunication market.” said Han Daqing, CEO of Telestone Technologies Corporation.

About Telestone Technologies Corporation

The Company and its subsidiaries provide wireless communications coverage solutions primarily in the People's Republic of China. These solutions include products such as repeaters, antennas and radio accessories. In addition, the Company provides services that include project design, project management, installation, maintenance and other after-sales services. Telestone Technologies currently has approximately 414 employees. Additional information on the Company can be found at www.telestonecorp.com.

About Vinaphone
VINAPHONE is the first and biggest mobile operator in Vietnam. Its business covers of 100 percent of district across the country, including border and island areas. VINAPHONE is involved in: organizing constructing, managing, operating and coding business on the mobile network and service in all localities nation-wide; consulting, exploring, designing, installing, maintaining and repairing specialized equipment of the mobile communications industry; export, import and trading in of telecom materials and equipment to serve its activities. For more information please visit http://www.vinaphone.com.vn

SAFE HARBOR Information in this news release or on this website may contain statements about future expectations, plans, prospects or performance of Telestone Technologies Corporation ("Telestone") that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "can be," "expects," "may affect," "believed," "estimate," "project," and similar words and phrases are intended to identify such forward-looking statements. Telestone cautions you that any forward-looking information provided by or on behalf of Telestone is not a guarantee of future performance. None of the information on this website constitutes an offer to sell securities or investment advice of any kind, and visitors should not base their investment decisions on information contained in this website. Telestone's actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Telestone's control, in addition to those discussed in Telestone's press releases, public filings, and statements by Telestone's management, including, but not limited to, Telestone's estimate of the sufficiency of its existing capital resources, Telestone's ability to raise additional capital to fund future operations, Telestone's ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities and, in identifying contracts which match Telestone's capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Telestone does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

For additional information please contact:

Telestone Technologies Corporation

Mark Miller

Corporate Communications

275 Madison Avenue, 6th Floor

New York, NY 10016

Tel: (212) 880-3794

Fax: (212) 880 4241

mmeastwest@hotmail.com